EXHIBIT 99.1

Forward Looking Statements

This presentation contains statements that are forward-looking. Such statements are based on our current and periodic reports filed with the SEC. Actual results could differ materially from those currently anticipated. Certain of the information contained herein is derived from independent research reports and similar sources, which are believed by us to be reliable but which we have not independently verified and for which we can not be responsible. We undertake no duty or obligation to update any of the information contained in this presentation.

Background

Founded 1944 in Silicon Valley

Advanced data and image acquisition equipment for military, intelligence, aerospace

Licensing of digital imaging patent portfolio for consumer products

Generated from professional television business Numerous patents

Consolidated Financial Results

2004 revenues $101.4 million 2004 net profit $47.1 million EPS $12.35

The financial information contained herein is preliminary and subject to adjustment pending completion of the 2004 audit and restatement of prior period financial statements.

Business Segments – Data Acquisition Equipment

Net operating profit $1.5 million

2004 includes approximately $2.2 million of non-recurring expenses Research development & engineering increased

Potential multi-year new product cycle

Extremely high variable profit margin Replacing large installed base

Business Segments – Patent Licensing

Net operating profit $65.3 million

2004 includes $4.9 million of litigation expense Sanyo and Sony settled Eastman Kodak continuing

Current Products licensed

Digital video camcorders Digital still cameras DVD recorders

Opportunities in other products using similar technology

Cellular telephones with still or video cameras Set-top cable TV recorders Digital television receivers Other

Licensing History

Major factor in professional television

11 technical Emmys 1 technical Oscar

Licensed consumer products (analog VCR) since 1968

Average annual VCR royalties $16 million from 1990 – 2000

As early patents expired added new patented features to extend life of patent licenses

Pioneered digital video

Digital special effects, digital time base correctors etc., in 1980’s

Introduced first commercial digital image compression system – DCT 1990’s

Digital image compression is now key enabler of many new digital imaging products

Cost Size

Power consumption

Expansion in Addressable Markets

Digital image compression replaces previously distinct technologies

Electronics vs. chemical images

Still video images vs. motion video images Wired vs. wireless

Core technology expanded Ampex licensing beyond VCR market

Digital video camcorders Digital still cameras DVD recorders

Pursuing additional markets using digital image compression

Camera equipped cellular telephones – still and motion video Set-top cable TV recorder boxes Digital television receivers Other

Key Patent Groups

Rapid image retrieval – expires Q2 2006 Image data shuffling – expires 2012 Feed forward quantization – expires 2013

High speed digital image decoding – expires 2014

Geographical Patent Coverage

Patent Category USA Europe Japan Korea Taiwan

Rapid Image Retrieval

Image Data Shuffling

Feed Forward Quantization

High Speed Decoding

Market Size*—2006

Product $ Billions

Digital video camcorders 9.4

Digital still cameras 31.6

DVD recorders 2.8

Camera-equipped cellular telephones 50.4

Set-top cable box recorders N/A

* Worldwide market – source IDC

Current Royalties $72.9 million in 2004 royalties includes $40.0 million from Sony Sony royalties prepaid for all products through Q1 2006 Sony payment covers multiple products

Digital video camcorders Digital still cameras Other

Allocation of Sony royalties to products not known

Products Licensed - Digital Video Camcorders

2004 royalties $6.4 million (plus a portion of Sony settlement)

Certain licensees have prepaid in prior years Largest manufacturer (Sony) has not been paying Expect significant royalty increase in 2006 $40.0 million Sony settlement includes digital video camcorders

Sony obligations prepaid through Q1 2006 After that date must pay running royalties

Multiple Ampex patents used

Certain Ampex patents required by industry standards

Products Licensed – Digital Still Cameras

2004 royalties $26 million (plus a portion of Sony settlement)

Certain licensees have prepaid

Other licensees will pay running royalties

Additional licenses signed Q1 2005 – more expected

License agreements cover all Ampex patents for use in digital still cameras

Through life of patents

Royalties based on sales of products that use patents

Licensees currently paying on rapid image retrieval patent only

Expires April 11, 2006 Only in effect in USA

Digital still camera licensing potential for additional patents

Patents have broad geographic coverage Patents expire 2012 or later

Significantly higher royalties if worldwide patents used Royalties could cease if cannot prove infringement

Litigation may be required to enforce additional patents

Products Licensed – DVD Recorders

2004 royalties < $1 million

One licensee currently

Commenced production in Q3 2004 Royalties based on current sales Multiple patents licensed

License also include set-top cable TV recorders

Negotiating with additional manufacturers

Future Licensing Opportunities

Major focus on camera equipped cellular telephones (still and video)

Notification letters sent to major manufacturers in Q4 2004 Technical discussions commencing in 2005 Multi-year negotiation process expected

Evaluating use of Ampex patents in

Set-top cable TV recorders Digital television receivers

Licensing Strategy

Strategy to negotiate licenses for recurring revenue based on sales, not one-time settlements

Reasonable royalty rates

Different strategy from “patent bandits”

Must be prepared to litigate

Digital still camera notices of infringement sent in 2002

Technical discussions and numerous negotiations for two years

Litigation commenced May 2004

Sanyo and Sony have settled Eastman Kodak is continuing

Canon and other licensees settled without litigation

May litigate additional still camera patents in 2005/6

Will litigate in other markets if necessary

Summary

Baseline profitability from

Manufacturing subsidiary

Digital video camcorder and DVD-R licensing

Significant royalty increase expected from these products in 2006

Digital still cameras

Predominantly US royalties in 2005

Potential to extend to worldwide royalties in 2006 if other patents are used Royalties may cease in 2006 if other patents not used

Camera phones, set top cable TV recorders and other products using similar core technology in technical evaluation or negotiating phase

New litigation may be necessary

Other factors

Approximately 3.9 million diluted shares outstanding

Interest expense of $9.7 million in 2004 will be minimized in 2005 Tax loss carry forwards of $178.0 million to shelter future income

NASDAQ listing

Intention to apply in Q2 2005

18